Exhibit 10.3
EXHIBIT E
PROCEEDS AGREEMENT
[HSBC Bank USA Letterhead]
December 14, 2005
Johnson Matthey Inc.
4601 West 21000 South
Salt Lake City, Utah 84120
Re:      Royal Gold, Inc. – Confirmation of Collateral
Security Arrangements and Agreement
Gentlemen:
     This is to advise you that HSBC Bank USA (“HSBC”) has continued a credit facility in favor of Royal Gold, Inc. (“Royal Gold”) pursuant to the Amended and Restated Loan Agreement dated as of December 14, 2005 between HSBC and Royal Gold (the “Loan Agreement”), which amends and restates in its entirety the Loan Agreement dated as of December 18, 2000 between HSBC and Royal Gold. The Loan Agreement is secured by various collateral security arrangements, including: (1) a lien and security interest in favor of HSBC on Royal Gold’s share of all mineral production (“Production”) from the GSR#1 Royalty, the GSR#3 Royalty and the NVR#1 Royalty, each on the Pipeline/South Pipeline Mining Complex in Lander County, Nevada (the “Project”), (2) a security interest in all proceeds of such Production (“Proceeds”), and (3) a security interest in all accounts of Royal Gold, whether metals or monetary, and credit balances therein, with Johnson Matthey Inc. (“Accounts”).
     Please execute and return a copy of this letter: (a) acknowledging and confirming that you have been advised of the existence of a lien and security interest in favor of HSBC in Royal Gold’s share of Production, and in the Proceeds and the Accounts and (b) expressing your agreement, (i) to credit to the account of HSBC at Johnson Matthey any Production received at Johnson Matthey, and (ii) upon a written request from HSBC, without confirmation, countersignature or additional direction from Royal Gold, to transfer to the account of HSBC at Johnson Matthey any credit balances in Account of Royal Gold at Johnson Matthey.

Johnson Matthey Inc.
December 14, 2005

     By execution hereof Royal Gold has indicated its acceptance of the foregoing agreements and its irrevocable instructions to Johnson Matthey to act in accordance with the terms hereof until such time as Royal Gold and HSBC jointly advise Johnson Matthey to the contrary.

Yours sincerely,

HSBC BANK USA

By:

Name:

Title:

Agreed as of December 14, 2005	Notice acknowledged and agreement confirmed as of December 14, 2005

ROYAL GOLD, INC.	JOHNSON MATTHEY INC.

By:	By:

Name:	Name:

Title:	Title: